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                                                                    EXHIBIT 10.1


                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT ("AGREEMENT") dated as of December 8, 2000 between VISUAL DATA CORPORATION, a Florida corporation (the "COMPANY"), and each person or entity listed as a purchaser on SCHEDULE I attached to this Agreement (each individually a "PURCHASER" and collectively the "PURCHASERS"). Undefined terms contained herein shall have the meaning ascribed to them in the Debentures.

                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company, 6% Convertible Debentures due December 8, 2003 (the "DEBENTURES"), in the aggregate principal amount of $2,040,000 at an aggregate purchase price of $2,040,000, having the rights and privileges set forth in the Debentures in the form of EXHIBIT 1A attached hereto, on the terms and conditions set forth herein; and

         WHEREAS, pursuant to the terms of the Debentures, the Debentures will be convertible into shares ("COMMON SHARES") of common stock, par value $.0001, of the Company ("COMMON STOCK"); and

         WHEREAS, to induce the Purchasers to purchase the Debentures, the Company has agreed to issue to the Purchasers: (i) warrants, expiring December 8, 2001 (the "ONE-YEAR WARRANTS") and (ii) warrants, expiring December 8, 2005 (the "FIVE YEAR WARRANTS" and together with the One-Year Warrants, the "WARRANTS"), in each case exercisable for shares of Common Stock ("WARRANT SHARES") in the forms of Exhibit 1B and 1C, respectively; and

         WHEREAS, the Purchasers will have registration rights with respect to such Common Shares and the Warrant Shares pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Purchasers substantially in the form of EXHIBIT 4.2(E) hereto ("REGISTRATION RIGHTS AGREEMENT");

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
               PURCHASE AND SALE OF DEBENTURES AND WARRANTS, ETC.

         Section 1.1 Issuance of Debentures and Warrants.

                  (a) Issuance. Upon the following terms and conditions, the Company shall issue and sell to each Purchaser severally, and each Purchaser severally shall purchase from the Company, the outstanding principal amount of Debentures and the number of Warrants indicated next to such Purchaser's name on SCHEDULE I attached hereto.

                  (b) Purchase Price. The purchase price for the Debentures and Warrants to be acquired by each Purchaser (the "PURCHASE PRICE") shall be the Purchase Price set forth next to such Purchaser's name on SCHEDULE I.

                  (c) The Closing.

                      (i) The closing of the purchase and sale of the Debentures and the Warrants (the "CLOSING") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("PURCHASERS' COUNSEL") or at such other place as is mutually agreeable, at 10:00 am., local time on: (x) the date on which the last to be fulfilled or waived of the conditions set forth in Article 4 hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (y) such other time and place and/or on such other date as the Purchasers and the Company may agree. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

                      (ii) On the Closing Date, the Company shall deliver to
                  each Purchaser (x) one or more Debentures (with the number of and outstanding principal amount of each debenture to be as reasonably requested by such Purchaser) representing the aggregate Debentures purchased hereunder by such Purchaser at the Closing registered in the name of such Purchaser or its nominee and (y) the Warrants registered in the name of Purchaser or its nominee in such denominations as reasonably requested by such Purchaser, and such Purchaser shall deliver to the Company the Purchase Price for the Debentures and Warrants purchased by such Purchaser hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. In addition, at the Closing, the Company shall pay to the Purchasers' Counsel its legal fees and disbursements as set forth in Section 3.4.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Purchasers as of the date hereof and on the Closing Date:

                  (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or



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indirect subsidiaries (defined as any entity of which the Company owns, directly or indirectly, 50% or more of the equity or voting power) other than the subsidiaries listed on SCHEDULE 2.1(A) attached hereto or in the Company's reports, filed pursuant to the Exchange Act (as defined below) (the "SEC Reports"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Except where specifically indicated to the contrary, all references in this Article 2 to the Company shall be deemed to refer to the Company and its consolidated subsidiaries. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

                  (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Debentures, the Warrants and the Registration Rights Agreement (the "TRANSACTION DOCUMENTS") and to issue the Debentures and the Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Common Shares and the Warrant Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company and (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized capital stock of the Company consists of 50 million shares of Common Stock and 5 million shares of preferred stock; as of November 30, 2000 there were 8,453,358 shares of Common Stock and no shares of preferred stock issued and outstanding; and, except as set forth on SCHEDULE 2.1(C) or in the SEC Reports, no shares of Common Stock and no shares of preferred stock were reserved for issuance to persons other than the Purchasers. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights and, except as set forth on Schedule 2.1(c), there are no outstanding options and outstanding warrants for shares of Common Stock (excluding the Warrants). Except as set forth on SCHEDULE 2.1(C)(I) or in the SEC Reports, there are no other scrip, rights to



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subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as EXHIBIT 2.1(C)(I) is a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and attached hereto as EXHIBIT 2.1(C)(II) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").

                  (d) Issuance of Common Shares. The Common Shares and the Warrant Shares are duly authorized and reserved for issuance and, upon such conversion in accordance with the Debentures and/or exercise in accordance with the Warrants such Common Shares and Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and (subject to the registration of such shares in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT" or the "ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") entitled to be traded on the Nasdaq National Market (or the American Stock Exchange, the New York Stock Exchange, or the Nasdaq Small-Cap Market, collectively with the Nasdaq National Market, the "APPROVED MARKETS"), and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq National Market.

                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Debentures and the Warrants (collectively, the "SECURITIES") do not and will not
(i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or material instrument to which the Company or any of its subsidiaries is a party (collectively, "COMPANY AGREEMENTS") except for such conflicts, defaults or rights of termination, amendment, acceleration or cancellation which would not have a Material Adverse Effect, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with (i) its Charter and By-Laws, (ii) all Company Agreements and (iii) all applicable laws, ordinances or regulations of any governmental entity, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required



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under applicable state and federal securities laws or the rules and regulations of the applicable Approved Markets and covered by the Registration Rights Agreement, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures and the Warrants or to issue and sell the Debentures, Warrants or the Common Shares and Warrants Shares issuable upon conversion or exercise thereof except for the registration provisions provided in the Registration Rights Agreement.

                  (f) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including all such proxy information, solicitation statements and registration statements, and any amendments thereto required to have been filed (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has not directly or indirectly provided, and will not directly or indirectly provide, to the Purchasers any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries required to be filed, and no event or circumstance has occurred prior to the date hereof which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not, or will have not, been so disclosed.

                  (g) Financial Statements. The financial statements of the Company and its subsidiaries included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of each of the Company and its subsidiaries for the fiscal year ending September 30, 1999



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have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (h) Principal Exchange/Market. The principal market on which the Common Stock is currently traded is the Nasdaq National Market.

                  (i) No Material Adverse Change. Since June 30, 2000, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries.

                  (j) No Undisclosed Liabilities. Except as set forth on
Schedule 2.1(j), the Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents (as defined below), other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since June 30, 2000, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

                  (k) No Undisclosed Events or Circumstances. To the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (l) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Debentures, the Warrants, Common Shares or the Warrant Shares.

                  (m) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Debentures, the Warrants, the Common Shares or Warrant Shares under the Act.

         The issuance of the Debentures, Warrants, Common Shares or Warrant Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq National Market.



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                  (n) Form S-3. The Company is eligible to file the Registration
Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used by it for the registration of securities for resale.

                  (o) Intellectual Property. The Company and/or its wholly-owned subsidiaries owns or has licenses to use certain patents, copyrights and trademarks ("INTELLECTUAL PROPERTY") associated with its business. The Company and its subsidiaries have all intellectual property rights which it believes are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the material intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

                  (p) Poison Pill Provisions. Neither Company nor its wholly-owned subsidiaries have a stockholder rights plan. None of the acquisition of Debentures, Warrants, Common Shares or Warrant Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Debentures or the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

                  (q) No Litigation. Except as set forth in the reports or documents filed at least 5 Trading Days prior to the applicable Closing Date by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (the "PRE-AGREEMENT SEC DOCUMENTS"), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely affect the transactions contemplated hereby. There is no legal proceeding described in the Pre-Agreement SEC Documents that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (r) Brokers. Except as set forth on Schedule 2.1(r), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Purchaser relating to this Agreement or the transactions contemplated hereby.

                  (s) Other Purchasers. Other than the Securities and except as set forth on SCHEDULE 2.1(S)(I) or the SEC Reports, there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Other than the Securities and except as set forth on SCHEDULE 2.1(S)(II) or the SEC Reports, there are no



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outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would be affected by the issuance of the Debentures, the Common Shares, the Warrants or the Warrant Shares.

                  (t) Certain Transactions. Except as disclosed in the Pre-Agreement SEC Documents, none of the officers, directors, or key employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (u) Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where failure to possess such Company Permits would not have a Material Adverse Effect on the Company and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the best of its knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since September 30, 1999, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

                  (v) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's management, to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) Environmental Matters. Except as otherwise disclosed in the Pre-Agreement SEC Documents, the Company and each of its subsidiaries is in compliance in all respects with all applicable state and federal environmental laws except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company and no event or condition has occurred that may interfere with the



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compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

                  (x) Solvency.

                      (i) Based on the financial condition of the Company as of
                  the Closing Date, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature.

                      (ii) Based on the financial condition of the Company as of the Closing Date, including the receipt of the proceeds of the sale of the Debentures and Warrants as of such date, the Company's assets do not constitute unreasonably small capital to carry out its business for the year 2000 as now conducted and as proposed to be conducted including the Company's year 2001 capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

                      (iii) The Company does not intend to incur debts beyond
                  its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Company as of the Closing Date, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

                      (iv) Neither the Company nor any of its subsidiaries is
                  subject to any bankruptcy, insolvency or similar proceeding.

                  (y) Taxes. Since September 30, 1999, all federal, state, city and other tax returns, reports and declarations required to be filed or extended by or on behalf of the Company and each of its subsidiaries have been filed or extended and all such filed returns are complete and accurate in all material respects, and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. All taxes required to be withheld by or on behalf of the Company or any such subsidiary in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.

                  (z) Title to Properties; Encumbrances. Each of the Company and its subsidiaries owns (with good and marketable title in the case of real property, except for



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such imperfections of title as would not have a Material Adverse Effect) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible ("COMPANY PROPERTY")) that it purports to own.

                  (aa) No Reliance on Purchasers. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the Registration Rights Agreement and the performance under the Debentures and the Warrants and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Registration Rights Agreement and the performance under the Debentures and the Warrants and the transactions contemplated hereby and thereby. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement and the Registration Rights Agreement and the performance under the Debentures and the Warrants has been based solely on the independent evaluation by the Company and its representatives.

                  (bb) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary of the Company has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government or party official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

                  (cc) MFN and Variable Rate Transactions. The Company has not entered into any MFN Transaction or Variable Rate Transaction (other than transactions entered into with the Purchasers), pursuant to which: (1) securities or potential obligations to issue securities are still outstanding or
(2) the issuance conversion, or exercise, as the case may be, of the Debentures or the Warrants trigger, or may in the future trigger, an adjustment.

                  The term "MFN TRANSACTION" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the "MFN Offering") which grants to a purchaser (the "MFN Purchaser") the right to receive additional shares (including without limitation as a result of a lower conversion, exchange or exercise price but excluding customary antidilution protections) based upon subsequent transactions of the Company on terms more favorable than those granted to such MFN Purchaser in such MFN Offering. As used herein, term "VARIABLE RATE TRANSACTION" shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x)



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at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (ii) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale under the Act.

                  (dd) Acknowledgement of Dilution. The number of shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants may increase substantially in certain circumstances. The Company acknowledges that its obligation to issue shares of Common Stock in accordance with the Transaction Documents is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

         Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally (as to itself) and not jointly hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                  (a) Organization and Qualification. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on such Purchaser.

                  (b) Authorization; Enforcement. (i) Such Purchaser has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement to purchase the Debentures and to acquire the Warrants being sold to it hereunder and to acquire the Common Shares and the Warrant Shares, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the performance under the Debentures and Warrants and the consummation by such Purchaser of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Purchaser's organizational documents, (ii) conflict with any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser. Such Purchaser is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement and the Registration Rights Agreement.

                  (d) Investment Representations.

                      (i) Access to Other Information. Such Purchaser
                  acknowledges that the Company has made available to such Purchaser the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Purchaser considers relevant or appropriate in connection with entering into this Agreement.

                      (ii) Risks of Investment. Such Purchaser acknowledges that the Debentures and Warrants and the Common Shares and Warrant Shares issuable upon conversion and/or exercise thereof have not been registered under the Act. Such Purchaser is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Debentures and Warrants and the Common Shares and Warrant Shares issuable upon conversion and/or exercise of the rights granted thereunder, and that such Purchaser may be required to hold the Debentures and Warrants and the Common Shares and Warrant Shares issuable upon conversion and/or exercise of the Debentures and Warrants received under this Agreement for a significant period of time prior to reselling them, subject to the Company successfully registering the Common Shares and Warrant Shares pursuant to the Registration Rights Agreement. Such Purchaser is capable of assessing the risks of an investment in the Debentures and Warrants and is fully aware of the economic risks thereof.

                      (iii) Investment Representation. Such Purchaser is
                  purchasing the Debentures, and Warrants and may purchase the Common Shares, and Warrants Shares in each case, for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has no present intention to sell the Debentures, Warrants, Common Shares or Warrant Shares in violation of federal or state securities laws and such Purchaser has no present arrangement (whether or not legally binding) to sell the Debentures, Warrants, Common Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Purchaser does not agree to hold the Debentures, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Debentures, Warrants, Common Shares or Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

                      (iv) Restricted Securities. It acknowledges and
                  understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Debentures and Warrants have been issued in reliance on the certain exemptions for non-public offerings under the Act, which exemptions depend upon, among other things, the representations made and information furnished by such Purchaser, including the bona fide nature of such Purchaser's investment intent as expressed above.

                      (v) Ability to Bear Economic Risk. It is an "accredited
                  investor" as defined in Rule 501 of Regulation D, as amended, under the Act, and that it (i) is able to bear the economic risk of its investment in the Debentures, (ii) is able to hold the Debentures for an indefinite period of time, (iii) can afford a complete loss of its investment in the Debentures and
                  (iv) has adequate means of providing for its current needs.

                      (vi) No Public Solicitation. At no time was such Purchaser presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance.

                      (vii) Reliance by the Company. Such Purchaser understands
                  that the Debentures and Warrants are being or will be, as the case may be, offered and sold and that the Common Shares or Warrant Shares, as the case may be, will be issued, in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Debentures and Warrants.

                  (e) Brokers. Except for payment of $40,000 to Cardinal Securities LLC for brokerage services, which payment has been made, such Purchaser has taken no written action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                                    ARTICLE 3
                                    COVENANTS

         Section 3.1 Registration and Listing; Effective Registration. For so long as the Debentures and Warrants are outstanding, the Company will cause the Common Stock issuable upon the exercise or conversion thereof to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations; provided that foregoing shall not prevent the Company from entering into a tender offer or merger pursuant to which it ceases to become a public reporting company. Until such time as no Debentures and Warrants are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq National Market or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Stock to be listed on the Nasdaq National Market no later than the registration of the Common Stock under the Act, and at all times shall continue such listing(s) on one of the Approved Markets. As used herein and in the Registration Rights Agreement, the Debenture and the Warrants, the term "EFFECTIVE REGISTRATION" shall mean: (i) the Company is in compliance with the Transaction Documents;
(ii) the resale of Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance (except as permitted in the Registration Rights Agreement); (iv) the securities are listed on an Approved Market and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; and (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

         Section 3.2 Debentures on Conversion and Warrants on Exercise.

                  (a) Subject to the book-entry procedures set forth in the Debentures, upon any conversion by a Purchaser (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to such Purchaser (or holder) within five (5) Trading Days of the Conversion Date, a new Debenture for the principal amount of Debentures which such Purchaser (or holder) has not yet elected to convert but which is evidenced in part by the Debenture(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new Debenture(s) designated by such Purchaser or holder).

                  (b) Subject to the book-entry procedures set forth in the Warrants, upon any partial exercise by a Purchaser (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Purchaser (or holder) within five (5) Trading Days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares in accordance with the terms of Section 3 of such Warrants.

         Section 3.3 Replacement Debentures and Warrants.

                  (a) The Debentures held by any Purchaser (or then holder) may be exchanged by such Purchaser (or such holder) at any time and from time to time for Debentures with different denominations of at least $50,000 representing an equal aggregate number of Debentures or to reflect the actual Conversion Price pursuant to Section 5(c) of the Debentures, as requested by such Purchaser (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  (b) The Warrants will be exchangeable at the option of the Purchaser (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

         Section 3.4 Expenses. The Company shall pay the Purchasers' Counsel for legal fees and expenses incurred in connection with the transactions contemplated by this Agreement, regardless of whether the Closing occurs, up to $30,000, at the option of such counsel, at either (i) the Closing, or (ii) within 5 Trading Days of submission of a written request for such payment.

         Section 3.5 Securities Compliance. The Company shall notify the SEC, in accordance with their requirements, of the transactions contemplated by this Agreement, the Debentures, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Debentures hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares issuable upon exercise of the Warrants.

         Section 3.6 Dividends or Distributions; Purchases of Equity Securities. Except as provided in this Section 3.6 to the contrary, for so long as any Debentures remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock (other than dividends payable in Common Stock) in their capacity as shareholders, or (b) purchase or otherwise acquire for value, directly or indirectly , any shares of Common Stock or other equity security of the Company; provided that (i) the Company may purchase or acquire shares of Common Stock that are hereafter issued to employees pursuant to employment, stock repurchase or other similar agreements and (ii) the Company may acquire the capital stock it does not own of the non-wholly owned subsidiaries set forth on Schedule 3.6 hereto.

         Section 3.7 Notices. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Debentures and Warrants hereunder shall be used for working capital purposes.

         Section 3.9 Reservation of Stock Issuable Upon Conversion and Upon Exercise of the Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures and the full exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Debentures and the exercise of the Warrants such number of authorized but unissued shares of Common Stock that is at least equal to 200% of the aggregate shares issuable upon conversion of Debentures, and 100% of the aggregate shares issuable on exercise of the Warrants, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentence and does not cure such non-compliance within 30 days of its start, then the Purchasers will be entitled to the compensatory provisions specified in Section 2(b)(iv) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Debentures or the full exercise of the Warrants, the Purchasers shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

         Section 3.10 Best Efforts. The parties shall use their reasonable best efforts to satisfy timely each of the conditions described in Article 4 of this Agreement.

         Section 3.11 Limitations on Issuance of Debt, Liens and Transfers

                  (a) Until the sixth month anniversary (THE "EFFECTIVENESS ANNIVERSARY") of the effectiveness of the first registration statement filed pursuant to the Registration Rights Agreement (the "Registration Statement"), the Company agrees that neither the Company nor any of its subsidiaries shall
(i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any debt financing other than traditional bank financing on customary terms not to exceed $1,000,000 in the aggregate; or (ii) create, incur or permit to exist any security interest, lien or other encumbrance on or with respect to any of the assets of the Company or its subsidiaries other than (1) than in connection with purchase money financings; (2) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the Company's business to the extent: (A) such liens secure indebtedness which is not overdue or (B) such liens secure indebtedness relating to claims or liabilities which are fully insured and being contested in good faith by appropriate proceedings diligently pursued and available to the Company, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (3) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of the Company as presently conducted thereon or materially impair the value of the real property which may be subject thereto; and (4) liens arising by operation of law securing tax obligations, worker's compensations, and lease obligations.

                  (b) The Company shall not contribute or transfer, in a single transaction, or in a series of transactions, a material portion its assets to any of its subsidiaries, other than a subsidiary that has delivered its guarantee to the Purchasers in form and substance satisfactory to the Purchasers.

         Section 3.12 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Debentures, Warrants, Common Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, Warrants, Common Shares and Warrant Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

         Section 3.13 Nasdaq Rule. The Purchasers shall, in the aggregate, be entitled to convert Debentures into a total of 1,689,826 Common Shares (19.99% of the Common Stock issued and outstanding on the date hereof, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock) (the "20% CAP"). Each Purchaser shall be entitled to convert that amount of its Debentures into such total number of Common Shares equal to such Purchaser's pro rata share of the 20% Cap. Once a Purchaser has received its total pro rata share upon conversion of its Debentures, and if the Company shall not have complied with its obligations to obtain the stockholder approval described below by the dates set forth below, it shall have the right to compel the Company to redeem its remaining Debentures at a price equal to the Premium Redemption Price (as defined in the Registration Rights Agreement) plus accrued but unpaid interest and default payments in effect at that time. If a Purchaser has converted all of its Debentures, but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Purchasers still holding Debentures on a pro rata basis. The Company hereby covenants that on or prior to March 31, 2001 it shall use its reasonable best efforts to convene a stockholders meeting on or prior to March 31, 2001, pursuant to which it shall obtain written stockholder approval to issue Common Stock in excess of the 20% Cap pursuant to Nasdaq Rule 4460 whereupon, the restrictions and redemption obligations set forth in this Section 3.13 (including, without limitation, a Purchaser's right to redeem Debentures at the Premium Redemption Price) shall cease to apply. In the event that the Company fails to obtain such approval by March 31, 2001, or in the event the SEC has issued comments to the proxy statement for such meeting and the Company is diligently responding to such comments, April 30, 2001, each Purchaser shall have the right to redeem the portion of its Debentures which cannot be converted because of the 20% Cap at the Premium Redemption Price.

         Section 3.14 Transactions With Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

         Section 3.15 Press Release. Immediately following the Closing, the Company shall issue a press release in the form set forth in SCHEDULE 3.15 hereto. Purchasers shall have the opportunity to review such press release prior to its issuance. No press release shall name the Purchasers except as shall be required by law. If the Company fails to issue a press release within 1 business day of the Closing, the Purchasers may issue a press release covering the Closing and complying with any legal requirement applicable to the Purchasers.

         Section 3.16 Form 8-K. Within 5 Trading Days of the Closing, the Company shall file a Form 8-K with the SEC which discloses the transactions contemplated hereby and by the Registration Rights Agreement, Warrants and Debentures. Purchasers shall have the opportunity to review such Form 8-K prior to its filing.

         Section 3.17 Limitation on Variable Rate Transactions. From the date hereof until the Effectiveness Anniversary, the Company will not enter into any Variable Rate Transactions.

         Section 3.18 Registration Statement Filing. Except as set forth on
Schedule 3.18 hereto and except for (i) registration statements covering current stock options, rights, warrants and shares issued to officers, directors, employees and consultants and (ii) registration statements covering Common Stock issued pursuant to acquisitions reasonably related to the Company's business and contemplated by the Company's business model, the Company will not file another registration statement until the Effectiveness Anniversary, other than the Registration Statement and other registration statements filed pursuant to the Registration Rights Agreement.

         Section 3.19 Right of First Refusal. From the date hereof until the one year anniversary of the Closing Date, if the Company or any subsidiary of the Company desires to enter into any private equity financing or private equity related transaction, the Purchasers shall have a right of first refusal with respect to such transactions and shall have the right to match the terms of any bona fide offer with respect thereto received from a third party; provided, in the case of an offer consisting in whole or in part of consideration other than cash, Purchasers shall have the right to offer the cash equivalent of such offer. To effect the foregoing, the Company shall provide written notice of the terms of such proposed transaction to the Purchasers promptly following receipt of such offer. The Purchasers may then exercise their right to match by issuing a written counter-notice of their intention to do so within 15 days of receipt of the notice from the Company and the consummation of such counteroffer shall occur by the later of (i) the time provided by the original bona fide third party offer or (ii) 15 days from the receipt of the Purchasers' counteroffer. Any material changes or modifications to the proposed transaction shall be reflected to the Purchasers pursuant to the procedures of this Section 3.19. The foregoing right of first refusal shall be allocated pro-rata among the Purchasers based on the amount of Debentures purchased; provided, however, that the Purchasers must match, in the aggregate, the entire terms of the bona fide offering without regard to proportional interest.

         The foregoing right of first refusal shall not apply to issuances of the Company's equity in connection with a strategic partnership of the Company with any person in the same, related or complementary business as the Company or any vendor or customer of the Company entered into, in each such case, with the intent to further the business of the Company and not for the primary purpose of providing financing.

         Section 3.20 Short Sales. No Purchaser shall sell short any shares of Common Stock with the intention of manipulating the price thereof; provided, however, that a decline in the price of the Common Stock following any short sales by the Purchaser shall not be considered evidence of an intent to manipulate the price of the Common Stock.

                                   ARTICLE 4
                             CONDITIONS TO CLOSINGS

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Debentures and Warrants. The obligation hereunder of the Company to issue and/or sell the Debentures and Warrants to the Purchasers at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser will be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date).

                  (b) Performance by the Purchasers. Each Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Purchaser at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debentures or the Warrants.

                  (d) Purchase Price. The Company shall have received the aggregate Purchase Price from the Purchasers.

         Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Debentures and Warrants. The obligation hereunder of each Purchaser to acquire and pay for the Debentures and Warrants at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Purchaser's benefit and may be waived by each Purchaser at any time in its sole discretion.

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct as of such date).

                  (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debentures or the Warrants.

                  (d) Opinion of Counsel. At the Closing, the Purchasers shall have received an opinion of the independent counsel of the Company, in the form attached hereto as EXHIBIT 4.2(D) and such other opinions, certificates and documents as the Purchasers or their counsel shall reasonably require incident to the Closing.

                  (e) Registration Rights Agreement. The Company and the Purchasers shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT 4.2(E) attached hereto.

                  (f) Adverse Changes. No event which had or is likely to have, in the reasonable judgment of the Purchasers, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries shall have occurred.

                  (g) Officer's Certificate. The Company shall have delivered to the Purchasers a certificate in form and substance of EXHIBIT 4.2(G) attached hereto, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing and authorizing resolutions of the Company.

                  (h) Debentures and Warrants. The Purchasers shall have received certificates representing the Debentures, the One-Year Warrants and the Five-Year Warrants in the form and substance of EXHIBIT 1A and EXHIBIT 1B and
Exhibit 1C hereto.

                                   ARTICLE 5
                               COMPANY PUT RIGHTS

         Section 5.1 First Company Put Right. Subject to the conditions set forth below, commencing on the effective date of the Registration Statement (the "EFFECTIVE DATE"), the Company shall have the right to sell to Purchasers (the "FIRST PUT RIGHT"), an additional $1,000,000 principal amount of Debentures and Five-Year Warrants to purchase 50,000 shares of Common Stock (the "FIRST ADDITIONAL SECURITIES"). The conversion price of such Debentures and the exercise price of such Five Year Warrants shall be identical to those of the Debentures and Five Year Warrants purchased pursuant to Section 1.1 of this Agreement. The obligation of Purchasers to purchase such securities shall be several and not joint and shall be allocated pro-rata based on the amount of Debentures and Warrants purchased pursuant to Section 1.1 of this Agreement.

         Section 5.2 Exercise of First Put Right. The First Put Right must be exercised by the Company upon written notice (the "FIRST PUT NOTICE") to be delivered to the Purchasers within 15 days of the Effective Date. The Put Notice shall set forth the date (the "FIRST PUT CLOSING DATE") of the Closing of the transaction contemplated by Section 5.1 above (the "FIRST PUT CLOSING"), which shall be within 15 days of the date of the Put Notice, subject to the conditions set forth below.

         Section 5.3 Conditions to First Put Right. The obligation of the Purchasers to purchase the First Additional Securities is subject to the following conditions, which may be waived by the Purchasers:

                  (a) No Event of Default, or any event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, shall have occurred with respect to any Debenture;

                  (b) The Company shall not be in breach with respect to any representation, warranty, or covenant contained in any of the Transaction Documents.

                  (c) The Company shall have obtained the stockholder approval required by Section 3.13.

                  (d) Randy Selman shall be the Chief Executive Officer or the President of the Company.

                  (e) The closing conditions set forth in Section 4.2 (other than Section 4.2(e)), including, without limitation, the issuance of a satisfactory legal opinion, shall have been satisfied, mutatis mutandis with respect to the First Additional Securities.

                  (f) There shall be Effective Registration (as defined in
Section 3.1 above).

         Section 5.4 Second Company Put Right. Subject to the conditions set forth below, if the First Put Closing shall have occurred and if the Total Dollar Volume (as defined below), exceeds $400,000, then commencing on the 90th day following the First Put Closing Date and ending on the one year anniversary of the Closing Date, the Company shall have the right to sell to Purchasers (the "SECOND PUT RIGHT"), an additional $1,000,000 principal amount of Debentures and Five Year Warrants to purchase 50,000 shares of Common Stock (the "SECOND ADDITIONAL SECURITIES"). The conversion price of such Debentures and the exercise price of such Five Year Warrants shall be determined using the formula contained in such securities based on the Second Put Closing Date (as defined below). The obligation of Purchasers to purchase such securities shall be several and not joint and shall be allocated pro rata based on the amount of Debentures and Warrants purchased pursuant to Section 1.1 of this Agreement.

                  As used herein, "TOTAL DOLLAR VOLUME" shall refer to the average of the products of the (x) Market Price for Shares of the Common Stock multiplied by (y) the daily trading volume, for each of the 20 Trading Days immediately prior to the date in question, excluding the two Trading Days on which the two highest products occurred and the two Trading Days on which the two lowest products occurred (thus the Total Dollar volume shall be the average of the foregoing products for each of a total of 16 Trading Days).

         Section 5.5 Exercise of Second Put Right. The Second Put Right must be exercised by the Company upon written notice (the "SECOND PUT NOTICE") to be delivered to the Purchasers. The Put Notice shall certify that the conditions set forth in Section 5.4 have been met and shall set forth the date (the "SECOND PUT CLOSING DATE") of the Closing of the transaction contemplated by Section 5.4 above (the "SECOND PUT CLOSING"), which shall be within 15 days of the date of the Put Notice, subject to the conditions set forth below.

         Section 5.6 Conditions to Second Put Right. The obligations of the Purchasers to purchase the Second Additional Securities is subject to the conditions set forth in Section 5.3 above (applied to the Second Additional Securities, with references to the "Debentures" to include the Debentures purchased pursuant to the exercise of the First Put and references to "Transaction Documents" to include such Debentures and the Five Year Warrants issued pursuant to the exercise of the First Put) and in addition shall require that:

                      (i) The Total Dollar Volume as of the Second Put Closing
                  Date shall have exceeded $400,000 on each date between the date of the Second Put Notice and the Second Put Closing Date.

                                    ARTICLE 6
                                LEGEND AND STOCK

         The Company will issue one or more certificates representing the Debentures and the Warrants in the name of the Purchaser and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing. Each certificate representing the Debentures and the Warrants and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue Debentures and reissue or issue Warrants, as the case may be, without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Debentures and/or Warrants and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144 under the Act, or (ii) such Debentures and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly pursuant to an Effective Registration or exemption.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Debentures or Warrant Shares or Common Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, or Rule 144 under the Act becoming available the Company agrees to promptly, but no later than three (3) Trading Days thereafter, issue new certificates representing such Common Shares and Warrant Shares without such legend. Except as provided in
Section 2(f) of the Registration Rights Agreement, any Common Shares issued pursuant to conversion of Debentures or shares of Common Stock issued upon exercise of the Warrants after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Purchaser agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Purchaser by the Company) or in accordance with an exemption from the registration requirements of the Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.

                                   ARTICLE 7
                                  TERMINATION

         Section 7.1 Termination. This Agreement may be terminated by action of the Board of Directors of the Company or by any of the Purchasers at any time if the Closing shall not have been consummated by the third business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                    ARTICLE 8
                                  MISCELLANEOUS

         Section 8.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities and the shares of Common Stock issued upon conversion or exercise thereof.

         Section 8.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

                  (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Debentures, the Registration Rights Agreement and the Warrants were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) THE COMPANY AND EACH OF THE PURCHASERS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH OF THE PURCHASERS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF

PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                  (c) THE COMPANY AND EACH PURCHASER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         Section 8.3 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement, the Warrants, the Debentures and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby, supercedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended except by a written instrument signed by both the Company and Purchasers holding at least a majority of the then outstanding principal amount of Debentures; provided that for purposes hereof, Debentures held by the Company or an affiliate of the Company shall not be deemed outstanding. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                                1291 S.W. 29th Avenue
                                Pompano Beach, Florida  33069
                                Phone: (954) 917-6655
                                Facsimile: (954) 917-0525
                                Attention: Randy Selman

                  with copies to:

                                Atlas Pearlman P.A.
                                350 East Las Olas Blvd.
                                Suite 1700
                                Fort Lauderdale, Florida  33301
                                Phone: (954) 766-7816
                                Facsimile: (954) 766-7800
                                Attention: Joel D. Mayersohn, Esq.

                  to the Purchasers:

                                c/o The Palladin Group, L.P.
                                195 Maplewood Avenue

                                Maplewood, New Jersey 07040
                                Phone: (973) 313-6400
                                Fax: (973) 313-6494
                                Attention: Robert Chender

                  with copies to:

                                Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                551 Fifth Avenue, 18th Floor
                                New York, New York 10176
                                Attention: Stephen M. Schultz, Esq.
                                Phone: (212) 986-6000
                                Facsimile: (212) 986-8866

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 8.5 Indemnity. In consideration of the Purchasers' execution and delivery of this Agreement and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of their partners, officers, directors, employees, members and direct or indirect Purchasers and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby,
(c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from (i) the execution, delivery, performance, breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures and Warrants or (iii) the status of the Purchaser or holder of the Debentures as securityholders in the Company, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee to the extent it arises out of such Indemnitee's willful misconduct, gross negligence, or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8.5 shall be the same as those set forth in Section 6 (other than Section 6(B)) of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

         Section 8.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Purchasers (which consent may be withheld for any reason in their sole discretion). No Purchaser may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company (which shall not be unreasonably withheld), except that a Purchaser may assign its rights hereunder in connection with an assignment of Debentures or Warrants; provided that: (i) no Purchaser may assign Debentures in an amount less than $50,000 in principal amount, and (ii) any transferee of Debentures or Warrants must agree in writing to be bound by the applicable terms of the Transaction Documents.

         Section 8.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 8.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 8.11 Survival. The representations and warranties and the agreements and covenants of the Company and each Purchaser contained herein shall survive the Closing.

         Section 8.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 8.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Purchaser without the express written agreement of such Purchaser, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Purchaser and any public announcement including the name of a Purchaser to such Purchaser, reasonably in advance of the release of such announcements.

         Section 8.14 Severability. The parties acknowledge and agree that the Purchasers are not agents or partners of each other, that all representations, warranties, covenants and agreements of the Purchaser hereunder are several and not joint, that no Purchaser shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Purchaser, and that any rights granted to "Purchasers" hereunder shall be enforceable by each Purchaser hereunder.

         Section 8.15 Like Treatment of Holders; Redemption. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of Debentures or exercise of the Warrants, or otherwise, to any holder of Debentures or Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Debenture or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is offered to be paid to all holders of Debentures and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Debentures or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, redeem any Debentures or Warrants unless such offer of redemption is made pro rata to all holders of Debentures or Warrants, as the case may be, on identical terms.

         Section 8.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         Section 8.17 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, wherever the Purchasers exercise a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchasers may rescind or withdraw, in their sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         Section 8.18 Obligations Absolute. The Company's obligations under the Transaction Documents are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction.




                             Signature Page Follows

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                    COMPANY:

                                    VISUAL DATA CORPORATION



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    PURCHASERS:

                                    HALIFAX FUND, L.P.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                    PALLADIN OPPORTUNITY FUND, L.L.C.



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

          Signature page to Visual Data Corporation Purchase Agreement

                             EXHIBITS AND SCHEDULES

Schedule 1             List of Purchasers
Exhibit 1.1A           Form of Debenture
Exhibit 1.1B           Form of One Year Warrant
Exhibit 1.1C           Form of Five Year Warrant
Schedule 2.1(a)        List of Subsidiaries
Schedule 2.1(c)        Capitalization
Schedule 2.1(c)(i)     Capitalization
Exhibit 2.1(c)(i)      Certificate of Incorporation of the Company
Exhibit 2.1(c)(ii)     By-Laws of the Company
Schedule 2.1(j)        Liabilities and Obligations
Schedule 2.1(r)        Brokers
Schedule 2.1(s)(i)     Outstanding securities entitled to registration rights
Schedule 2.1(s)(ii)    Outstanding securities affected by the issuance of
                         Debentures, etc.
Schedule 3.6           Non-wholly owned Subsidiaries
Schedule 3.15          Press Release
Schedule 3.18          Registration Statements
Exhibit 4.2(d)         Opinion of Company Counsel
Exhibit 4.2(e)         Registration Rights Agreement
Schedule 4.2(g)        Officer's Certificate

                                   SCHEDULE I

                                    OUTSTANDING      AMOUNT
                                     PRINCIPAL         OF       AMOUNT OF
                                      AMOUNT        ONE YEAR    FIVE YEAR      PURCHASE      PRO RATA
PURCHASER                          OF DEBENTURES    WARRANTS    WARRANTS        PRICE          SHARE
---------                          -------------    --------    --------      ----------     ---------
Halifax Fund, LP                     $1,040,000      250,000     100,000      $1,040,000        50%
Palladin Opportunity Fund, LLC       $1,000,000      250,000     100,000      $1,000,000        50%
                                     ----------      -------     -------      ----------      ----
                                     $2,040,000      500,000     200,000      $2,040,000       100%